Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

MARRIOTT INTERNATIONAL, INC.

Offer to Exchange

All Outstanding 5.81% Series G Notes Due 2015

(CUSIP No. 571900 AY 5)

For

5.81% Series G Notes Due 2015

(CUSIP No. 571900 AZ 2)

Which Have Been Registered Under the Securities Act of 1933

As set forth in the Prospectus described below, this Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to tender for exchange any and all outstanding 5.81% Series G Notes due 2015 (the “Outstanding Notes”) of Marriott International, Inc., a Delaware corporation (the “Company”), pursuant to the offer by the Company to exchange the Outstanding Notes for 5.81% Series G Notes due 2015 which have been registered under the Securities Act of 1933, as amended (the “Exchange Offer”), if certificates for Outstanding Notes are not immediately available or if such certificates for Outstanding Notes or any other required documents cannot be delivered to the Exchange Agent on or prior to the expiration date (as set forth in the Prospectus), or if the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mail to the Exchange Agent.

Delivery to:

JPMorgan Chase Bank, N.A.

As Exchange Agent

By Registered or Certified Mail:

JPMorgan Chase Bank

Worldwide Securities Services

2001 Bryan Street

Dallas, Texas 75201

Attn: Frank Ivins

By Facsimile Transmission
(for eligible institutions only):

(214) 468-6494

By Overnight Courier or Hand Delivery: JPMorgan Chase Bank GIS Unit Trust Window 4 New York Plaza, 1st Floor New York, New York 10004 Attn: Frank Ivins Confirm by Telephone: (800) 275-2048

Delivery of this instrument to an address other than as set forth above or transmissions of instructions via a facsimile number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal described below is required to be guaranteed by an Eligible Institution under the Instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2006 UNLESS THE EXCHANGE OFFER IS EXTENDED.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the prospectus dated                     , 2006 (the “Prospectus”) and in the related Letter of Transmittal (the “Letter of Transmittal”), receipt of each of which is hereby acknowledged, the principal amount of Outstanding Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

Principal Amount of Outstanding Notes Tendered for Exchange: (must be in denominations of principal amount of $1,000 or any integral multiple thereof): $	(Check box if Outstanding Notes will be tendered by book-entry transfer) ☐ The Depository Trust Company Account Number:
Outstanding Note Certificate No(s). (if available):

PLEASE SIGN HERE

X	X

X	X
Signature(s) of Owner(s) or Authorized Signatory	Date

Must be signed by the holder(s) of Outstanding Notes as their names(s) appear(s) on certificates for Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below

Please print name(s) and address(es)

Name(s) Capacity Address(es) (include Zip Code) Area Code and Telephone Number

.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, having an office or correspondent in the United States, hereby (a) represents that the above named persons “own(s)” the Outstanding Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the
Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Outstanding Notes complies with
Rule 14e-4 and (c) guarantees either to deliver to the Exchange Agent the certificates representing all the Outstanding

Notes tendered hereby, in proper form for transfer and together with a properly completed and duly executed Letter of Transmittal, or a facsimile thereof or agent’s message in lieu thereof, or to deliver such Outstanding Notes pursuant to the procedure for book-
entry transfer into the Exchange Agent’s account at The Depository Trust Company (“DTC”), together with a confirmation of a book-entry transfer of the tendered Outstanding Notes into the Exchange Agent’s account at DTC, and, in either case, to deliver any other required documents, all within three business days after the expiration date.

Name of Firm	Authorized Signature
Address	Name
Zip Code	Title

Area Code and Tel. No.	Dated , , 2006

NOTE: DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS NOTICE. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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